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                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                         NINE MONTHS ENDED SEPTEMBER 30*

                                                      1995            1994
                                                   -----------     -----------

Primary:

  Income:

    Net income                                     $ 3,729,000     $ 4,524,000
                                                    ==========      ==========

  Shares:

    Weighted average number of
      common shares outstanding                     12,309,957      12,524,244
                                                    ==========      ==========


Primary earnings per common share                  $     .3029     $     .3612
                                                    ==========      ==========


Assuming full dilution:

  Income:

    Net income                                     $ 3,729,000     $ 4,524,000
                                                    ==========      ==========

  Shares:

    Weighted average number of
       common shares outstanding                    12,309,957      12,524,244


    Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from the exercise of such options                113,660          63,633
                                                    ----------      ----------

    Weighted average number of common
       shares outstanding as adjusted               12,423,617      12,587,877
                                                    ==========      ==========



Fully diluted earnings per common share            $     .3002**   $     .3594**
                                                    ==========      ==========

--------
* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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